                                                                 EXHIBIT 8.1

                                NIXON PEABODY LLP
                                Attorneys at Law
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-31051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                                  May 17, 2004

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

     We have acted as counsel  to Home  Properties  , Inc.  (the  "Company")  in connection with certain matters relating to its  Registration  Statement on Form
S-3 (the "Registration  Statement") filed today with the Securities and Exchange
Commission for the purpose of  registering  under the Securities Act of 1933, as amended,  515,572 shares of its common stock,  par value $.01 per share ("Common
Stock"),  which may be issued  from  time to time to the  "Selling  Shareholder"
named in the  prospectus  ("Prospectus")  forming a portion of the  Registration
Statement in exchange for units in Home  Properties,  L.P. (the "Units") held by such Selling  Shareholder.  This opinion  relates to the accuracy of information set  forth  under  the  caption  "FEDERAL  INCOME  TAX  CONSIDERATIONS"  of  the
Prospectus.  All  capitalized  terms used but not defined  herein shall have the meaning ascribed to them in the Registration Statement.

     Based upon our  examination  of the  foregoing  items,  and  subject to the assumptions,  exceptions,  limitations and qualifications set forth therein,  we are of the  opinion  that the  discussion  in the  Prospectus  under the caption
"FEDERAL  INCOME TAX  CONSIDERATIONS"  fairly  summarizes the federal income tax considerations  that are likely to be material to purchasers of the Common Stock who are United  States  citizens or residents and who are not subject to special treatment under the tax laws.

     Our opinions  expressed herein are based upon our interpretation of current
provisions  of  the  Code  and  existing  judicial   decisions,   administrative
regulations and published  rulings and procedures.  Our opinions are not binding upon the Internal  Revenue  Service or courts and there is no assurance that the
Internal  Revenue  Service will not  successfully  challenge the conclusions set forth therein.  No assurance can be given that future  legislative,  judicial or administrative  changes,  on either a prospective or retrospective  basis, would not adversely affect the accuracy of the conclusions  state herein. We undertake no  obligation  to advise you of  changes in law which may occur  after the date hereof.

     We hereby consent to the reference to us under the caption "LEGAL  MATTERS"
in the Registration  Statement,  and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the  Securities  Act of 1933, as amended,  with respect to any part of the Registration Statement.

     This letter is furnished to the Company and is solely for its benefit. This letter may not be relied upon by any other  person or for any other  purpose and may not be referred to or quoted from without our prior written consent.

                                          Very truly yours,

                                          /s/ Nixon Peabody LLP